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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in Registration Statement
No. 33-47091, No. 333-52280, No. 333-56300, No. 333-88240, No. 333-64748 and
No. 333-97395 of PRIMEDIA Inc. (the "Company") on Form S-8 of our reports dated February 28, 2003 (March 5, 2003 as to Note 11) (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective January 1, 2001 and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," effective January 1, 2002), appearing in this Annual Report on Form 10-K of PRIMEDIA Inc. for the year ended December 31, 2002.

DELOITTE & TOUCHE LLP
New York, New York
March 28, 2003